UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

M3-BRIGADE ACQUISITION II CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2023

M3-BRIGADE ACQUISITION II CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40162	86-1359752
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 Broadway, 19th Floor

New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 202-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	MBAC.U	New York Stock Exchange
Class A common stock, par value $0.0001 per share	MBAC	New York Stock Exchange
Public warrants, each whole public warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	MBAC.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreement.

On March 2, 2023, M3-Brigade Acquisition Corp. II (the “Company”) and M3-Brigade Sponsor II LP (the “Sponsor”) entered into non-redemption agreements (“Non-Redemption Agreements”) with unaffiliated third parties in exchange for such third parties agreeing not to redeem an aggregate of 4,052,653 shares of the Company’s Class A common stock sold in its initial public offering (“Non-Redeemed Shares”) in connection with the special meeting of stockholders called by the Company (the “Special Meeting”) to consider and approve an extension of time for the Company to consummate an initial business combination (the “Extension Proposal”) from March 8, 2023 to December 8, 2023 (the “Extension”). In exchange for the foregoing commitments not to redeem such Non-Redeemed Shares, the Sponsor has agreed to transfer to such third parties an aggregate of 1,013,161 shares of the Company’s Class B common stock held by the Sponsor promptly upon consummation of the Extension if they continue to hold such Non-Redeemed Shares through the Special Meeting. Pursuant to the Underwriting Agreement, dated as of March 3, 2021, by and between the Company and Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), which was filed as Exhibit 1.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on March 9, 2021, Cantor Fitzgerald has consented in writing to the transfers of the Company’s Class B common stock contemplated by the Non-Redemption Agreements.

In the event that the Extension Proposal is approved and implemented as described in the definitive proxy statement (the “Proxy Statement”) for the Special Meeting filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 22, 2023, funds in the Company’s trust account, including any interest earned thereon, will not be used to pay for any excise tax liabilities with respect to any redemptions that occur prior to or in connection with a business combination or liquidation of the Company. As further described in the Proxy Statement, if the Company completes a business combination, because the excise tax would be payable by the Company (following the business combination) and not by the redeeming holder or out of the trust account, the payment of the excise tax would reduce cash available to the Company for ongoing operations following the completion of the business combination (and if the Company does not complete a business combination, the Company would seek to obtain alternative funds if necessary to pay any excise tax incurred by the Company with respect to any redemptions).

The Non-Redemption Agreements are not expected to increase the likelihood that the Extension Proposal is approved by Company’s stockholders but are expected to increase the amount of funds that remain in the Company’s trust account following the Special Meeting, relative to the amount of funds remaining in the trust account had the Non-Redemption Agreements not been entered into.

The foregoing summary of the Non-Redemption Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Non-Redemption Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Extension. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed with the SEC the Proxy Statement to consider and vote upon the Extension and other matters, and, beginning on or about February 22, 2023, first mailed the Proxy Statement and other relevant documents to its stockholders as of the February 21, 2023 record date for the Special Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Special Meeting because these documents will contain important information about the Company, the Extension and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Innisfree M&A Incorporated at (877) 800-5182 (toll free) or (212) 750-5833 (bank and brokers can call collect).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Non-Redemption Agreement

104	Cover Page Interactive Data file (embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M3-BRIGADE ACQUISITION II CORP.

Date: March 3, 2023	By:	/s/ Mohsin Y. Meghji
		Name:	Mohsin Y. Meghji
		Title:	Chairman and Chief Executive Officer

Exhibit 10.1

FORM OF VOTING AND NON-REDEMPTION AGREEMENT

This VOTING AND NON-REDEMPTION AGREEMENT (this “Agreement”) is entered into as of [●], 2023 by and between M3-Brigade Acquisition II Corp., a Delaware corporation (“SPAC”), and the undersigned shareholder of SPAC (“Shareholder”), and with respect to Sections 5, 7, 8, 9, 10 and 12, M3-Brigade Sponsor II LP, a Delaware limited partnership (the “Sponsor”). SPAC and Shareholder are collectively referred to herein as the “Parties” and individually as a “Party.”

WHEREAS, Shareholder is the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Class A common stock, par value $0.0001 per share (“Common Stock”), of SPAC and has agreed to subject the number of Common Stock set forth on the signature page hereto to the terms of this Agreement (such shares being referred to herein as the “Securities”);

WHEREAS, SPAC desires to extend the date by which SPAC has to complete an initial business combination from March 8, 2023 to December 8, 2023 (the “Extension”);

WHEREAS, SPAC has filed with the U.S. Securities and Exchange Commission a proxy statement (the “Proxy Statement”) to solicit proxies for a special meeting to be held on or about March 7, 2023, to approve the Extension (the “Approval”);

WHEREAS, the amended and restated certificate of incorporation (the “Charter”) of SPAC provides Shareholder with certain rights to redeem its shares of Common Stock in connection with the Approval (the “Redemption Rights”);

WHEREAS, in order to support the approval of the Extension, Shareholder has agreed to enter into this Agreement; and

WHEREAS, Sponsor has contemporaneously entered into a side letter (the “Side Letter”) with Shareholder to induce Shareholder to enter into and perform its obligations under this Agreement, pursuant to which Sponsor has agreed to transfer certain shares of Class B common stock to Shareholder (along with certain associated registration rights) as specified therein.

NOW, THEREFORE, in consideration of the premises, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Agreement not to Redeem. Shareholder hereby agrees that Shareholder (i) shall not exercise Redemption Rights and will not elect to redeem or otherwise tender or submit for redemption any of its Securities pursuant to or in connection with the Approval or (ii) if Shareholder exercises such Redemption rights or otherwise elects to redeem or tender or submit for redemption any of its Securities, shall revoke such Redemption Rights, redemption, or tender or submission for redemption of its Securities prior to such redemption being accepted by SPAC; provided, however, that in no event will Shareholder be required to hold a number of Securities in excess of 9.9% of Common Stock outstanding after giving effect to all redemptions of shares of Common Stock in connection with the Extension. The SPAC shall provide notice to the Shareholder by 9:00 A.M. ET on March 6, 2023 if the number of Securities shall be reduced as a result of the foregoing sentence, in all cases with sufficient time to allow the Shareholder to reverse any exercise of redemption rights with respect to the number of Securities subject to reduction.

2. Agreement to Vote. From and after the date hereof until the Termination Date (as defined below), Shareholder (in such capacity and not in any other capacity) hereby agrees subject to Section 1 that, at any meeting (whether annual or special and each adjourned or postponed meeting) of SPAC’s shareholders to seek Approval of the Extension, however called, or in connection with any other written consent of SPAC’s shareholders to seek Approval of the Extension, Shareholder will (x) appear at such meeting or otherwise cause all of the Securities to be counted as present thereat for purposes of calculating a quorum and (y) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities:

(a) in favor of the Approval (and, in the event that the Approval is presented as more than one proposal, in favor of each proposal that is part of the Approval so long as such other proposals have no effects other than approving a portion of the Approval);

(b) for any proposal to adjourn or postpone the applicable shareholder meeting to a later date proposed by SPAC for purposes of obtaining the Approval;

(c) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Shareholder contained in this Agreement.

3. No Transfers. Until the earlier of (a) the termination of the SPAC in accordance with its Charter if the Approval is not obtained and (b) March 8, 2023 (the earliest such date under clause (a) and (b) being referred to herein as the “Termination Date”), Shareholder shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act of 1934, as amended , and the rules and regulations of the Securities and Exchange Commission promulgated thereunder (collectively, “Transfer”), with respect to any Securities owned by Shareholder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Securities owned by Shareholder, whether any such transaction is to be settled by delivery of such Securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii); provided, however, that nothing herein shall prohibit (x) any pledge pursuant to ordinary course brokerage arrangements, provided that such pledge does not restrict, limit or interfere with the performance of the Shareholder’s obligations hereunder or (y) a Transfer with the prior written consent of SPAC (which consent shall not be unreasonably withheld, conditioned, or delayed) provided that, as a precondition to any such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to SPAC, to assume all of the obligations of Shareholder under, and be bound by all of the terms of, this Agreement.

4. Representations and Warranties. Shareholder represents and warrants to SPAC as follows:

(a) Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Shareholder’s powers and have been duly authorized by all necessary actions on the part of Shareholder. This Agreement has been duly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by the other Party, this Agreement constitutes a legally valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b) Shareholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good title to, all of the Securities, and there exist no liens or any other limitation or restriction that would affect Shareholder’s right to vote, sell or otherwise dispose of such securities (other than transfer restrictions under the Securities Act of 1933, as amended)) affecting any such Securities, other than pursuant to ordinary course brokerage arrangements.

(c) The execution and delivery of this Agreement by Shareholder does not, and the performance by Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of Shareholder, or (ii) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any contract binding upon Shareholder or the Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Shareholder of its obligations under this Agreement.

(d) There are no actions pending against Shareholder or, to Shareholder’s knowledge, threatened against Shareholder, before (or, in the case of threatened actions, that would be before) any arbitrator or any governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Shareholder of its obligations under this Agreement.

5. Side Letter. SPAC and Sponsor acknowledge that (i) the execution and performance of the Side Letter is a material inducement for Shareholder to execute and perform its obligations under this Agreement and (ii) Shareholder’s obligations under this Agreement are explicitly conditioned on Sponsor’s the execution and performance of the Side Letter.

6. Further Assurances. From time to time, at SPAC’s reasonable request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

7. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 7 shall be null and void, ab initio.

8. Enforcement. The Parties and Sponsor agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties or Sponsor do not perform their obligations under the provisions of this Agreement and Side Letter in accordance with their respective specified terms or otherwise breach any of such provisions. Each of the Parties and Sponsor acknowledge and agree that (a) each of the Parties and Sponsor shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and the Side Letter and to enforce specifically the terms and provisions hereof and thereof, including Shareholder’s obligations to vote its Securities as provided in this Agreement, and Sponsor’s obligations to transfer the Founder Shares as provided in the Side Letter, without proof of damages, prior to the valid termination of this Agreement or the Side Letter, as applicable, this being in addition to any other remedy to which they are entitled under this Agreement or the Side Letter, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and Side Letter and without that right, none of the Parties would have entered into this Agreement. Each Party and Sponsor agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Party or Sponsor have an adequate remedy at applicable law or that an award of specific performance is not an appropriate remedy for any reason at applicable law or equity. The Parties and Sponsor acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or Side Letter and to enforce specifically the terms and provisions of this Agreement or Side Letter in accordance with this Section 8 shall not be required to provide any bond or other security in connection with any such injunction.

9. Most Favored Nation. In the event the Sponsor or SPAC enters one or more other non-redemption and/or side letter agreements before or after the execution of this Agreement, the Sponsor and SPAC each represent that the terms of such other agreements, considered in the aggregate, will not be materially more favorable to such other investors thereunder than the terms of this Agreement and the Side Letter, considered in the aggregate, are in respect of Shareholder. In the event that another third party is afforded any such more favorable terms than Shareholder, the SPAC and Sponsor shall promptly inform Shareholder of such more favorable terms in writing, and Shareholder shall have the right to elect to amend this Agreement to the extent required to ensure that the terms of this Agreement and the Side Letter, considered in the aggregate, are as favorable to Shareholder as the terms of such other agreements are to such other investors, in which case the parties hereto shall promptly amend this Agreement and the Side Letter to effect the same.

10. Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation, inducement to enter and/or performance of this Agreement (whether related to breach of contract, tortious conduct or otherwise and whether now existing or hereafter arising) shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other jurisdiction.

11. Use of Trust Account Funds. Until the earliest of (a) the consummation of SPAC’s initial business combination, (b) the liquidation of the trust account established by SPAC containing the proceeds of its initial public offering (the “Trust Account”), or (c) December 8, 2023 (the Extended Date as described more fully in the Proxy Statement), SPAC will maintain the investment of funds held in the Trust Account in U.S. government securities within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in money market funds investing solely in United States government treasury obligations and meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act (or any successor rule). In the event that the Approval is obtained and implemented as described in the Proxy Statement, funds in the Trust Account, including any interest earned thereon, will not be used to pay for any excise tax liabilities with respect to any redemptions that occur prior to or in connection with a business combination or liquidation of SPAC.

12. Disclosure. SPAC and Sponsor agree that they will not, without the prior written consent of Shareholder, publicly disclose the name of Shareholder or any of its affiliates or investment advisors, other than as required by applicable law, rule, regulation or regulator authority, in which case SPAC or Sponsor, as applicable, shall provide Shareholder with prior written notice of such disclosure. SPAC shall use best efforts to, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Agreement, file with the U.S. Securities and Exchange Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated by this Agreement and the Side Letter and any other material non-public information that Sponsor or SPAC has provided to Shareholder at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document (or upon execution hereof if such information has been previously disclosed), Shareholder shall not be in possession of any material non-public information received from SPAC or Sponsor.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first above written.

SPAC:

M3-BRIGADE ACQUISITION II CORP.

By:
Name:
Title:

SHAREHOLDER:

[●]

By:
Name:
Title:

Number of Securities: [●], subject to reduction pursuant to Section 1.

SPONSOR (with respect to Section 5, Section 7, Section 8, Section 9, Section 10 and Section 12):

M3-BRIGADE SPONSOR II LP

By:
Name:
Title:

[Signature Page to MBAC Non-Redemption Agreement]